UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 000-31230

DELAWARE	06-1215192
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)
700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 570-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Pioneer Companies, Inc. (“Pioneer”) entered into a first supplemental indenture, dated as of August 31, 2007 (the “First Supplemental Indenture”), to the Indenture, dated as of March 26, 2007 (the “Indenture”), between Pioneer and Wells Fargo Bank, National Association, as Trustee, relating to Pioneer’s 2.75% Convertible Senior Subordinated Notes due 2027 (the “Notes”). The First Supplemental Indenture provides that, until the Designated Event Repurchase Date set forth in the Company Repurchase Notice to be delivered by Pioneer on or before September 17, 2007, the Notes are convertible into cash in the amount of $1,218.83 per $1,000 principal amount of Notes and thereafter, at any time during which the conditions of Article 15 of the Indenture are met, the Notes are convertible into cash in an amount equal to $991.28 per $1,000 principal amount of Notes. The foregoing description of the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description
10.1	First Supplemental Indenture dated August 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: August 31, 2007

PIONEER COMPANIES, INC.
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Supplemental Indenture dated August 31, 2007.